AGREEMENT AND PLAN OF MERGER
                ----------------------------

          AGREEMENT AND PLAN OF MERGER, dated August 23, 1996, by and between COMPUTER PRODUCTS, INC., a Florida corporation ("CPI"), JPS ACQUISITION CORP., a Delaware corporation (the "Subsidiary"), JETA POWER SYSTEMS, INC., a California corporation (the "Corporation"), and Jagdish C. Chopra, an individual and principal stockholder of the Corporation ("Chopra").

                   W I T N E S S E T H :
                   - - - - - - - - - -

          WHEREAS, Chopra, the stockholders listed on Schedule 2.22 hereto (the "Stockholders"), and CPI are the owners of all of the issued and outstanding capital stock of the Corporation, which is principally engaged in the design, development and manufacture of switch mode power supplies principally for use in computers and other electronic systems; and

          WHEREAS, the Subsidiary is a wholly-owned subsidiary of CPI; and

          WHEREAS, the Boards of Directors of CPI, the Subsidiary and the Corporation deem it advisable and in the best interests of said corporations and their respective stockholders that the Subsidiary be merged with and into the Corporation in a transaction whereby the Corporation will become a wholly-owned subsidiary of CPI (the "Merger"), all in accordance with the terms of this Agreement and applicable law.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:
       1.  The Merger.
           ----------
            1.  Surviving Corporation.  The corporation which shall survive the
                ---------------------
Merger (the "Surviving Corporation") is, and after the Effective Date (as defined in Section 1.8 hereof) shall continue to be, the Corporation. The name of the Surviving Corporation shall remain unchanged as "JETA Power Systems, Inc.".

            2.  Articles of Incorporation.  The Articles of Incorporation of the
                -------------------------
Corporation, as in effect on the Effective Date, shall, from and after the Effective Date, be and continue to be, the Articles of Incorporation of the Surviving Corporation, unless and until changed as provided by law.

            3.  Capitalization of Constituent Corporations.  The manner and
                ------------------------------------------
basis of conversion of the capital stock of the Corporation and the Subsidiary on the Effective Date shall be as follows:

                 1.  The Stock.  Subject to Section 1.5 hereof and except as
                     ---------
otherwise provided in this Section 1.3.1, each share of the Corporation's common stock, no par value, which is outstanding immediately prior to the Effective
Date (individually and collectively referred to as the "Stock"), shall be converted, by virtue of the Merger, into the right to receive cash equal to $11.03 (the "Merger Consideration") without any action on the part of any person or entity; provided, however, that the maximum aggregate Merger Consideration to
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be paid shall not exceed $11,269,305 without regard to the Adjustment Amount, if any, as defined in Section 1.9 hereof. Notwithstanding the foregoing, each issued share of Stock (i) held by the Corporation as treasury stock, or (ii) owned by CPI or any subsidiary thereof prior to the Effective Date, shall be cancelled and no Merger Consideration or other payment shall be made with respect thereto. All outstanding options, warrants, rights, calls, commitments, conversion rights or similar rights or agreements which provide for the purchase or issuance by the Corporation of any of its capital stock ("Convertible Secu-rities") shall terminate on the Effective Date and be deemed null and void.

                 2.  Subsidiary Common Stock.  Each share of the common stock,
                     -----------------------
no par value, of the Subsidiary which is outstanding immediately prior to the Effective Date shall be converted, by virtue of the Merger and without any action on the part of any person or entity, into one (1) share of Common Stock of the Surviving Corporation.

            4.  Exchange of Corporation's Stock Certificates.  Subject to the
                --------------------------------------------
escrow provisions of Section 8.3.4 hereof, on the Effective Date, each holder of an outstanding certificate or certificates immediately theretofore representing shares of Stock shall receive in exchange therefor, upon surrender of such certificate or certificates and delivery of a signed Letter of Transmittal in the form of Exhibit A hereto (the "Letter of Transmittal") to CPI, cash in an amount equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the number of shares of Stock which shall have been converted. After the Effective Date, until surrendered and exchanged, the outstanding certifi-cates theretofore representing shares of Stock shall be deemed for all purposes to represent the amount of cash into which said shares of Stock shall have been converted. No interest shall be paid in respect of any Merger Consideration paid subsequent to the Effective Date.

            5.  Dissenting Shares.
                -----------------
                 1. Notwithstanding any provision of this Agreement to the contrary, any shares of Stock held by a holder who has, subject to the following sentence, exercised and perfected dissenter's rights for such shares in accor-dance with Chapter 13 of the California General Corporation Law and who, as of the Effective Date, has not effectively withdrawn, waived, surrendered or lost such dissenter's rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.3 hereof, but the holder thereof shall only be entitled to such rights as are granted by Chapter 13 of the California General Corporation Law.

                 2. Notwithstanding the provisions of Section 1.5.1 hereof, if any holder of Dissenting Shares shall effectively withdraw, waive, surrender or lose (through failure to perfect or otherwise) his or its dissenter's rights, then, as of the later of the Effective Date and the occurrence of such event, such holder's Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.3 hereof, without interest, upon surrender of the certificate representing such Stock and delivery of a signed Letter of Transmittal to CPI.

                 3. As soon as practicable prior to the Effective Date, the Corporation shall give CPI (i) prompt notice of any written demand for the purchase by the Corporation of any shares of Stock received by the Corporation pursuant to the applicable provisions of Section 1301 of the California General Corporation Law regarding dissenter's rights and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Corporation shall not, except with the prior written consent of CPI, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. After the Effective Date, CPI shall solely control all negotiations and proceedings related to such demands.

            6.  Subsequent Cooperation.  At any time, and from time to time,
                ----------------------
after the Effective Date, the last acting officers of the Corporation, or the corresponding officers of the Surviving Corporation, may, in the name of the Corporation, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as CPI or the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of the Corporation's properties, rights, privileges, immunities, powers and purposes, and to otherwise carry out the purposes of this Agreement.

            7.  Closing.  The parties shall meet at the offices of O'Melveny &
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Myers LLP, 400 South Hope Street, Los Angeles, California  90071-2899 at 10:00
A.M., on August 23, 1996, or at such later date and place as shall be agreed upon by CPI and the Corporation (the "Closing Date"). At such time, all the certificates, opinions and other documents contemplated herein shall be exchanged in order to determine whether any condition exists which would permit any party hereto to terminate this Agreement and abandon the Merger. If this Agreement is not terminated and the Merger is not abandoned in a manner permitted by the provisions of this Agreement, a duly executed and verified Articles of Merger in substantially the form of Exhibit B-1 hereto (the "Articles of Merger") and a duly executed and verified Certificate of Merger in substantially the form of Exhibit B-2 hereto (the "Certificate of Merger") shall be respectively delivered for filing on the Closing Date, or as soon as practicable thereafter, to the offices of the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law and to the offices of the Secretary of State of the State of Delaware in accordance with Section 252 of the Delaware General Corporation Law.

            8.  Effective Date.  The Merger shall become effective on the date
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and at the time (i) when the Articles of Merger shall have been filed with and accepted by the office of the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law and (ii) when the Certificate of Merger shall have been filed with and accepted by the office of the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law (the "Effective Date").

            9.  Merger Consideration Adjustment; Closing Balance Sheet.
                ------------------------------------------------------
                 1. In the event that the balance sheet of the Corporation as at the Closing Date without regard to any liability incurred prior to the Merger by the Subsidiary but including any liabilities of the Partnership (as defined in Section 2.24 hereof) and after giving effect to the acquisition by the Corporation of the Partnership (the "Closing Balance Sheet") reflects (i) a total Stockholders' Equity (as hereafter defined) of less than $3,900,000 and/or
(ii) a total of cash and cash equivalents (including U.S. Treasury Notes having a maturity of three months or less from the Closing Date) of less than $1,000,000, the aggregate Merger Consideration for the Stock shall be reduced by a sum equal to the aggregate amount of any such deficiency or deficiencies (the "Adjustment Amount"). The Adjustment Amount, if any, shall be deducted and paid to CPI from the escrow funds deposited for such purpose in accordance with clause (ii) of Section 8.3.4 hereof within three (3) days of the date the Closing Balance Sheet shall be accepted by Chopra or otherwise shall become final and binding upon the parties in accordance with Section 1.9.2 hereof. After payment of the Adjustment Amount, the balance, if any, of the escrow funds set aside in respect of the Adjustment Amount pursuant to clause (ii) of Section
8.3.4 hereof shall be promptly disbursed by the escrow agent to Chopra and the Stockholders pro rata (including the custodial account for the benefit of Chopra and the Stockholders as provided in the Escrow Agreement (as defined in Section 6.11)). For purposes of this Agreement, "Stockholders' Equity" shall mean the total assets less the total liabilities of the Corporation, as set forth on the Closing Balance Sheet, and shall include appropriate year-end expense accruals, determined on a basis consistent with that of the year-end accruals reflected on the balance sheet of the Company as at September 30, 1995.

                 2. CPI will prepare and deliver to Chopra the Closing Balance Sheet within thirty (30) days of the Closing Date. Subject to Section 9.17 hereof, Chopra and Swadesh Chopra are hereby appointed by the Corporation to act as its and the Stockholders' agents for purposes of reviewing, disputing and/or accepting the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied in a manner consistent with the application of such principles in the preparation of the balance sheet of the Corporation as at September 30, 1995, and CPI shall make available to Chopra such books, records and work papers of the Corporation and provide access to such personnel (including independent auditors) as are reasonably necessary in order to review the Closing Balance Sheet. Within thirty (30) days after delivery of the Closing Balance Sheet to Chopra, Chopra may give written notice of disagreement with the Closing Balance Sheet to CPI. If within such 30-day period Chopra shall accept the Closing Balance Sheet by written notice to CPI or shall not otherwise give written notice of disagreement to CPI within such 30-day period, the Closing Balance Sheet shall be deemed accepted. If Chopra shall give CPI notice of any disagreement, Chopra and CPI will, if possible, resolve the matter(s) in dispute promptly after notice thereof. Any disputed matter(s) that are not resolved by the parties within the 30-day period following CPI's receipt of such notice of disagreement (the "Resolution Period") will be set forth in writing by Chopra and CPI and such matter(s) shall be submitted to one arbitrator (the "Arbitrator") for final and binding resolution. The Arbitrator shall be agreed upon between the parties and, if the parties are unable to so agree within the 10-day period following expiration of the Resolution Period, shall be selected by the American Arbitration Association ("AAA"), with the parties hereto acknowledging and directing that preference be given by the AAA in making such selection to an independent accounting firm of nationally recognized standing which is willing to perform such services (and which is not the principal accounting firm of CPI). The Arbitrator shall be directed to consider only those matters in dispute and to act promptly to resolve all disputed matters, and its decision (which shall be in writing) with respect thereto shall be final and binding upon the parties hereto. If a notice of disagreement is received by CPI, then the Closing Balance Sheet shall be final and binding upon the parties hereto on the earlier of (i) the date the parties resolve in writing all disputed matters and
(ii) the date all disputed matters are finally resolved in writing by the Arbitrator. The fees and expenses, if any, of the Arbitrator shall be paid 50% by CPI and 50% shall be deducted from the escrow funds deposited pursuant to clause (ii) of Section 8.3.4 hereof.

       2.  Representations and Warranties as to the Corporation and Chopra.  The
           ---------------------------------------------------------------
Corporation and Chopra hereby, jointly and severally, represent and warrant to, and covenant and agree with, CPI as follows:

            1.  Organization, Standing and Power.  The Corporation is a
                --------------------------------
corporation duly organized, validly existing and in good standing and is authorized to exercise its corporate powers, rights and privileges under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. Schedule 2.1 hereto sets forth all States and other jurisdictions in which the Corporation is duly qualified and in good standing to do business as a foreign corporation. There are no other States or jurisdictions in which the character and location of the properties owned or leased by it, or the conduct of its business, make such qualification necessary except where the failure to be so qualified would not result in a material adverse effect to the Corporation, its business or financial condition. Copies of the Corporation's Articles of Incorporation and all amendments thereto, and of the Corporation's By-Laws as amended to date, have heretofore been furnished to CPI and are complete and correct. The Corporation's minute books contain accurate records of all corporate actions, whether by meeting or by written consent, of the stockholders and Board of Directors of the Corporation (including committees of its Board of Directors).

            2.  Capitalization.  The authorized capital stock of the Corporation
                --------------
consists solely of 10,000,000 shares of common stock, no par value, of which 1,129,983 shares are issued and outstanding as of the date hereof. Except as set forth in Schedule 2.2 hereto, all issued shares of Stock have been duly and validly issued, are fully paid and non-assessable and have been issued in compliance with all applicable Federal and state securities laws. Except as set forth in Schedule 2.2 hereto, there are no outstanding Convertible Securities or agreements or arrangements to which the Corporation is a party or otherwise bound which provide for the purchase or issuance by the Corporation of any authorized but not outstanding, or authorized and outstanding, shares of capital stock of the Corporation; provided, however, that no such Convertible
                          --------  -------
Securities, agreements or arrangements shall be outstanding or shall continue in effect as of the Closing Date. There is no personal liability, and there are no preemptive or similar rights, attached to the Stock.

            3.  Interests in Other Entities.  Except as set forth in Schedule
                ---------------------------
2.3 hereto, the Corporation does not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation, (ii) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity, or (iii) have any obligation, direct or indirect, present or contingent, to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any person or entity, or to share any profits or capital investments in other persons or entities, or both.

            4.  Authority.  The execution and delivery by the Corporation and
                ---------
Chopra of this Agreement and all of the agreements, Schedules, Exhibits, documents and instruments specifically provided for hereunder to be executed and/or delivered by the Corporation and/or Chopra (all of the foregoing, including this Agreement, being hereinafter sometimes collectively called the "Executed Agreements"), the performance by the Corporation and Chopra (to the extent that it or he is a party thereto) of their respective obligations under the Executed Agreements, and the consummation of the transactions contemplated by the Executed Agreements, have been duly and validly authorized by all necessary action on the part of the Corporation and by Chopra and the Stockhold-ers, subject to the filing and acceptance of the Articles of Merger and the Certificate of Merger. The Executed Agreements are, or when executed and delivered by the delivering parties shall be, the valid and binding obligations of the delivering parties, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by the Corporation and Chopra (to the extent that it or he is a party thereto) of the Executed Agreements, nor the consummation of the transactions contem-plated thereby, nor the performance by the Corporation and Chopra (to the extent that it or he is a party thereto) of their respective obligations under the Executed Agreements, shall (nor, with the giving of notice or the lapse of time or both, would) (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-Laws of the Corporation, (ii) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to the Corporation, under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party or by which it or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Corporation or Chopra or any of their respective properties or assets, (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the properties or assets of the Corporation, or (v) interfere with or otherwise materially adversely affect the ability of the Corporation to carry on its business as now conducted.

            5.  Financial Statements.  The Corporation has delivered to CPI
                --------------------
copies of its audited balance sheet as of September 30, 1995, and the related audited statements of income and cash flows for the period ended September 30, 1995 and its unaudited balance sheet as of March 30, 1996 (the "Balance Sheet") and related unaudited statements of income and cash flows for the period ended March 30, 1996. Except as set forth in Schedule 2.5 hereto, such financial statements, including the notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be otherwise stated in said financial statements and notes thereto and except for the absence of notes in the March 30, 1996 financial statements). Such financial statements fairly present the financial position of the Corporation at the dates thereof and the results of its operations for the periods as indicated. The accounting books and records of the Corporation are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operations of the Corporation as set forth in the financial statements referred to herein.

            6.  Absence of Undisclosed Liabilities.  The Corporation does not
                ----------------------------------
have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, which have not been (i) reflected on the Balance Sheet in accordance with GAAP, or (ii) in the case of liabilities and obligations not reflected on the Balance Sheet, (A) specifically described on Schedule 2.6 hereto, or (B) incurred, consistent with past practice, in the ordinary course of business since the date of the Balance Sheet.

            7.  Properties.  Except as set forth in Schedule 2.7 hereto, the
                ----------
Corporation has good and marketable title to all of the properties and assets held or utilized in the Corporation's business (real, personal and mixed, tangible and intangible) including those reflected on the Balance Sheet or thereafter acquired (except properties or assets reflected on the Balance Sheet and sold or otherwise disposed of in the ordinary course of business subsequent to the date of the Balance Sheet), free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in the Balance Sheet. Schedule 2.7 also contains an accurate list setting forth all (i) real property owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by the Corporation and (ii) personal property having a current value of $20,000 or more leased by or to the Corporation or subject to a title retention or conditional sales agreement or other security device. All leases listed in Schedule 2.7 are valid, binding and enforceable in accordance with their terms, and are in full force and effect, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws; there are no existing defaults by the Corporation thereunder; no event of default has occurred which (whether with or without notice, lapse of time or both) would constitute a default by the Corporation thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights and obligations of the Corporation under such leases or any additional payments except as set forth in Schedule 2.7 hereto.

            8.  Accounts Receivable; Inventories.  The accounts receivable as
                --------------------------------
reflected on the Balance Sheet arose in the ordinary course of business and are bona fide obligations due to the Corporation in the aggregate amounts recorded
---- ----
thereon. The accounts receivable of the Corporation thereafter added through the Closing Date arose (or will arise) in the ordinary course of business and are bona fide obligations due to the Corporation in the aggregate amounts
    ---- ----
recorded on the books of account of the Corporation. The inventories reflected on the Balance Sheet and thereafter added through the Closing Date consist (or will consist) of items of a quality and quantity usable or saleable in the ordinary course of business, except for obsolete materials, materials of below standard quality and not readily marketable items, all of which have been written down to net realizable value or have been adequately reserved against on the books and records of the Corporation in accordance with GAAP consistent with past practice. All inventories are stated at the lower of cost or market in accordance with GAAP applied on a consistent basis.
            9.  Absence of Certain Changes.  Except as and to the extent set
                --------------------------
forth in Schedule 2.9 hereto, since March 31, 1996, the Corporation has not:

                 (i) suffered any material adverse change in its financial condition, assets, liabilities, business, operations or prospects;

                 (ii) incurred any material liabilities or obligations except items incurred in the ordinary course of business and consistent with past practice, or experienced any increase in, or change in any assumption underlying or methods of calculating, any bad debt, contingency or other reserve;

                 (iii) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) which exceeds $10,000 other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

                 (iv) permitted or allowed any of its properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except those disclosed pursuant to Section 2.7 hereof;

                 (v) written down the value of any inventory or written off as uncollectible or written down any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which are material;

                 (vi) cancelled, reduced or converted any debts owed to the Corporation or waived any claims or rights in each case having a value $20,000 or more, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                 (vii) disposed of or permitted to lapse any rights to use any patent, trademark, trade name, copyright or other proprietary right, or disposed of or disclosed (except as appropriate in the conduct of its business) to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                 (viii) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any material increase in the compensation payable (including bonuses) or to become payable to any officer or employee, and, unless otherwise indicated on Schedule 2.9, no such increase is customary on a periodic basis or is required by agreement or understanding;

                 (ix) made any single capital expenditure or commitment in excess of $20,000 for additions to property, plant, equipment or intangible assets or made aggregate capital expenditures and commitments in excess of $200,000 for additions to property, plant, equipment or intangible assets;

                 (x) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock;

                 (xi) made any change in any method of accounting or accounting practice;

                 (xii) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, stockholders or employees or any "affiliate" or "associate" of any of its officers, directors, stockholders or employees (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act")), except for compensation to officers and employees at rates not significantly exceeding the rates of compensation paid during the year ended December 31, 1995 and except for reimbursement of expenses in the ordinary course of business consistent with past practice in each case not in excess of $10,000 for the last 12 months; and

                 (xiii) agreed, whether in writing or otherwise, to take any action described in this Section unless such action is specifically excepted from this Section or described in Schedule 2.9.

            10.  Tax Matters.  The Corporation has filed with the appropriate
                 -----------
governmental agencies all federal, state, local and foreign tax returns and reports required to be filed by it ("Returns"), and has paid in full or, to the extent lawfully permitted, made adequate provision for the payment of, all taxes of every nature, including, but not limited to, income, sales and withholding taxes ("Taxes"), together with interest, penalties, assessments and deficiencies shown to be due or claimed to be due on such Returns. Except as set forth on
Schedule 2.10 hereto, the provisions for Taxes reflected on the Balance Sheet are adequate for all accrued and unpaid taxes of the Corporation as of the date of the Balance Sheet, whether (i) incurred in respect of or measured by income of the Corporation for any periods prior to the close of business on that date, or (ii) arising out of transactions entered into, or any state of facts existing, on or prior to that date. The provision for Taxes reflected on the books of account of the Corporation is adequate for all Taxes which have accrued since the date of the Balance Sheet. There are no tax liens upon any property or assets of the Corporation. Except as set forth on Schedule 2.10 hereto, the Corporation has not executed or filed with any governmental authority any agree-ment extending the period for the assessment or collection of any Taxes, and it is not a party to any pending or, to Chopra's or the Corporation's knowledge, threatened action or proceeding by any governmental authority for the assessment or collection of Taxes. To the knowledge of Chopra and the Corporation, no issue has arisen in any examination of the Corporation by any governmental authority that if raised with respect to any other period not so examined would, if upheld, result in a deficiency for any other period not so examined. There is no unresolved claim by a governmental authority in any jurisdiction where the Corporation does not file Returns that it is or may be subject to taxation by such jurisdiction. There has been no examination or audit with respect to Taxes with respect to any year except for regular audits in respect of sales taxes. The Corporation is not required to make any adjustment pursuant to Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a change in accounting method or otherwise; to the knowledge of Chopra and the Corporation, neither the Internal Revenue Service nor any other governmental authority has proposed any such adjustment or change in accounting method in respect of the Corporation, which proposal is currently pending and the Corporation does not have an application pending with any governmental authority requesting permission for any change in accounting method that relates to its business and/or operations. There shall be no unpaid corporate surcharges at the Closing Date for which the Corporation shall be liable.

            11.  Litigation.  Other than as set forth in Schedule 2.11 hereto,
                 ----------
there are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or to the knowledge of Chopra and the Corporation, threatened against the Corporation, or any of its properties, assets or businesses or the transactions contemplated hereby. There are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against the Corporation which are not satisfied.

            12.  No Violation of Law.  The Corporation is not in violation of
                 -------------------
any law, rule, regulation, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Corporation or any of its properties (leased or owned), products, operations, businesses, pension or other employee benefit plans, labor practices, or employees, including, without limitation, any laws, rules and regulations relating to air, water, solid or liquid waste disposal practices, health or safety practices, advertising practices or hiring, promotion or retirement practices except for such violations which involve or could reasonably be expected to involve less than $20,000 individually or $50,000 in the aggregate to remedy.

            13.  Intellectual Property.  Schedule 2.13 hereto lists all
                 ---------------------
licenses, patents, copyrights, or trademarks owned or used by the Corporation in the conduct of its business and all applications therefor (the "Intellectual Property"). Each trademark or patent registration and/or application listed on
Schedule 2.13 has been to the extent indicated on such Schedule duly registered with or filed in or issued by the United States Patent and Trademark Office or such other government entity as indicated in such Schedule, to the Corporation's and Chopra's knowledge, and such registrations and filings remain in full force and effect. Except for CPI, no officer or director, stockholder or employee of the Corporation nor any of their affiliates or associates (each as defined in the Securities Act) has any ownership or other interest (including licensing rights) in any of the Intellectual Property. None of the Intellectual Property infringes, and, to the knowledge of Chopra and the Corporation, none of the Intellectual Property is being infringed upon by, any licenses, patents, copyrights, trademarks or other intellectual property rights of any other person or entity.

            14.  Insurance.  Schedule 2.14 hereto contains a complete and
                 ---------
correct list and summary description of all policies of insurance in which the Corporation or its officers or directors (in such capacity) is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect.
 Schedule 2.14 also lists all pending claims under such policies, whether or not actually or fully covered by insurance.

            15.  Bank Accounts and Powers of Attorney.  Schedule 2.15 hereto
                 ------------------------------------
contains a complete and correct list showing (i) the name of each bank in which the Corporation has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Corporation.

            16.  Employee Arrangements; ERISA.
                 ----------------------------
                 1. Except as set forth on Schedule 2.16 hereto, the Corporation has (i) no union, collective bargaining, employment, management, severance or consulting agreements to which the Corporation is a party or otherwise bound, and (ii) no compensation plans, bonus plans, deferred compen-sation agreements, pension, benefit and retirement plans, profit-sharing plans, stock purchase or stock option plans. Schedule 2.16 hereto contains a complete and correct list and summary description of the Corporation's hospitalization, disability, health and related insurance plans or arrangements providing for benefits for employees of the Corporation. Such Schedule also lists the names and compensation of all persons (i) whose total annual compensation (direct and indirect) from the Corporation (whether salary, bonus, commission or other cash compensation) during the last fiscal year was $60,000 or more, or (ii) who are presently scheduled to receive compensation of at least $60,000 during the current fiscal year, or (iii) whose employment is not terminable at will by the Corporation. Except as set forth on Schedule 2.16 hereto, the Corporation does not have nor ever maintained or been party to any employee benefits plan which is qualified for federal income tax exemption under Sections 401 and 501 of the Code or which is an "employee welfare benefit plan," or an "employee pension benefit plan" as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Company does not contribute nor ever has contributed to any "multi-employer plan" as defined in ERISA.

                 2. With respect to any employee benefit plan subject to ERISA and any stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any other deferred compensation agreement, plan or funding arrangement currently or previously sponsored or maintained by the Corporation or to which contributions are or have been made by the Corporation for the benefit of its past or present employees (each, a "Plan") and, collectively, the "Plans"),

       (1) each such Plan has been administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code,

       (2) all material reports, returns and similar documents with respect to each such Plan required to be filed with any governmental agency or distributed to any participant of each such Plan have been duly and timely filed or distributed,

       (3) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending, or to the knowledge of the Corporation and Chopra, threatened,

       (4) neither the Corporation and Chopra nor, to the knowledge of the Corporation and Chopra, any other party has, with respect to the Plans, engaged in a prohibited transaction, as such term is defined in Section 4975 of the Code or ERISA Section 406, which would subject the Corporation or the Surviving Corporation to any material taxes, penalties or other liabilities resulting from prohibited transactions,

       (5) the Corporation has complied in all material respects with the reporting and disclosure requirements of ERISA, and

       (6) all insurance premiums required to be paid as of the Closing Date have been paid in all material respects.

            17.  Certain Business Matters.  Except as is set forth in Schedule
                 ------------------------
2.17 hereto, (i) the Corporation is not a party to or bound by any distributorship, dealership, sales agency, franchise, license or similar agreement which relates to the sale or distribution of its products and ser-vices, (ii) the Corporation does not have any sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on substantially equivalent terms and conditions, (iii) there are not pending, and to Chopra's and the Corporation's knowledge there are not threatened, any collective labor negotiations, strikes or grievances involving or affecting the Corporation and, to Chopra's and the Corporation's knowledge, no organizing activities involving union representation exist in respect of any of its employees, (iv) the Corporation neither gives nor is bound by any express warranties relating to its products or services and, to the knowledge of Chopra and the Corporation, there has been no assertion of any breach of product warranties which could have a material adverse effect on the business or financial condition of the Corporation and, to the knowledge of Chopra and the Corporation, there are no general manufacturing or design defects with respect to any product or any defective services sold by the Corporation whether relating to its safety, efficacy, fitness for purpose sold or otherwise, (v) the Corporation is not a party to or bound by any agreement which limits its freedom to compete in any line of business or with any person, and (vi) the Corporation is not a party to or bound by any agreement or involved in any transaction in which any officer, director or stockholder, or any affiliate or associate (each as defined under the Securities Act) of any such person has, or had when made, a direct or indirect material interest (except solely by virtue of a Stockholder's ownership of the Stock).

            18.  Certain Contracts.  Schedule 2.18 hereto contains a complete
                 -----------------
and correct list of all contracts, leases, commitments, obligations and undertakings, written or oral, which are not specifically set forth in any other Schedule delivered hereunder and to which the Corporation is a party or otherwise bound, except for each of those which (i) was made in the ordinary course of business, (ii) involves aggregate payments to or by the Corporation of $60,000 or less, provided that such agreements are not extraordinary (based upon past operating practice) as to price, quantity, terms or conditions (or the equivalent) calculated over the full term thereof, and (iii) does not otherwise involve covenants relating to non-competition, non-solicitation, confidentiality, licensing or utilization of Intellectual Property, loan or indebtedness or is of a similar extraordinary nature. Complete and correct copies of all such contracts, leases, commitments, obligations and undertakings set forth on any of the Schedules attached hereto have been furnished or made available to CPI, and except as expressly stated on the Schedule on which they are set forth, each of them is valid, binding and enforceable in accordance with its terms, is in full force and effect, the Corporation is not in default thereunder and no other person or entity which is a party thereto or otherwise bound thereby is, to the knowledge of Chopra and the Corporation, in default thereunder, and, to the knowledge of Chopra and the Corporation, no event, occurrence, condition or act exists which, with the giving of notice or the lapse of time or both, would give rise to a default or right of cancellation thereunder, and to Chopra's and the Corporation's knowledge, there have been no threatened cancellations thereof and there are no outstanding disputes thereunder.

            19.  Customers and Suppliers.  Schedule 2.19 hereto contains a true
                 -----------------------
and complete list of all of the Corporation's top 10 major suppliers and top 20 customers by dollar volume in fiscal 1995. Since December 31, 1995, the Corporation has received no notice stating that any such supplier or customer expects to (i) terminate or suspend, or (ii) to the knowledge of Chopra and senior management of the Corporation, materially reduce, its business with the Corporation by reason of the transactions contemplated by this Agreement or for any other reason whatsoever. The Corporation has no agreement or understanding with any customer that upon return of any products to the Corporation that such customer will be entitled to a credit for any amount other than the invoice price of the products so returned.

            20.  Approvals.  The Corporation has obtained and there remain in
                 ---------
effect, all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises ("Approvals") necessary for the operation of its business as presently conducted by it. All Approvals shall remain in full force and effect following the consummation of the Merger.

            21.  Brokers.  No agent, broker, person or firm acting on behalf of
                 -------
the Corporation, Chopra, the Stockholders or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby, from the Corporation or CPI.

            22.  Stockholders.  Schedule 2.22 hereto accurately sets forth the
                 ------------
names of Chopra and each of the Stockholders, their respective addresses as reflected in the records of the Corporation, including the State in which each is domiciled and the number of shares of Stock owned by Chopra and each Stockholder and as to which Chopra and each such Stockholder is the registered holder.

            23.  Environmental Matters.  Except as set forth in Schedule 2.23
                 ---------------------
hereto, the Corporation has complied in all respects with all Environmental Laws as hereinafter defined except for such non-compliance which involves or could reasonably expected to involve less than $20,000 individually or $50,000 in the aggregate to remedy. The Corporation holds all permits, licenses, certificates and other authorizations which are required with respect to its operation under any Environmental Laws and all such permits, licenses, certificates and other authorizations are listed on Schedule 2.23 hereto, each of which shall be transferred to the Surviving Corporation pursuant to the Merger. To the knowl-edge of Chopra and the Corporation, there is no investigation evaluating whether any remedial action is needed to respond to any release of any substance into the environment with respect to the Corporation, its facilities or its properties or assets (whether leased or owned) and there are no remediation projects pending or contemplated with respect to the Corporation's facilities or any properties adjacent to such facilities. Except as set forth on Schedule 2.23, immediately after the Effective Date, the Surviving Corporation will be in compliance with all Environmental Laws. "Environmental Laws" mean all federal, state, local and foreign environmental laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes. As used in this Agreement, the term "hazardous substances or wastes" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.
Section 1251 et seq.; (ii) any element, compound, mixture, solution, or
             -- ----
substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq.; (iii) any hazardous waste having the characteristics which
             -- ----
are identified under or listed pursuant to Section 3001 of the Resource Conversation and Recovery Act ("RCRA") 42 U.S.C. Section 6901 et seq.; (iv) any
                                                               -- ----
toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under the Air Pollution Control Act, 42 U.S.C.
Section 7401 et seq.; (vi) any imminently hazardous chemical substance or
             -- ----
mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; and (vii) waste
                                                      -- ----
oil. Except as set forth in Schedule 2.23 hereto, there is no pending or, to Chopra's or the Corporation's knowledge, threatened any civil, criminal or administrative action, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter that affects or applies to the Corporation, its business or assets, the products it has manufactured or the services it has provided relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. To Chopra's and the Corporation's knowledge, there are no facts, events or conditions relating to the past or present properties, facilities or operations of the Corporation that would prevent, materially hinder or limit continued compliance with Environmental Laws or give rise to any material corrective, investigatory or remedial obligations pursuant to any Environmental Law or give rise to any other liabilities pursuant to any Environmental Law including, without limitation, those liabilities relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damages.

            24.  Partnership Purchase Agreement.  To the knowledge of Chopra and
                 ------------------------------
the Corporation, the representations and warranties made by Compu-Power Research Partners (the "Partnership") and by the partners of the Partnership pursuant to the agreement amending the Corporation's option to purchase units in the Partnership are true and correct. On the Closing Date, the Corporation will have purchased all of the units in the Partnership in accordance with the terms of such agreement, a copy of which has been furnished to CPI,

       3.  Representations and Warranties as to CPI and the Subsidiary.  CPI
           -----------------------------------------------------------
hereby represents and warrants to, and covenants and agrees with, Chopra and the Corporation, as follows:

            1.  Organization, Standing and Power.  CPI is a corporation duly
                --------------------------------
organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. CPI owns 108,400 shares of the Stock.

            2.  Authority.  The execution and delivery by CPI of this Agreement
                ---------
and of each of the other Executed Agreements to which it shall be a party, the performance by CPI of its obligations under this Agreement or such Executed Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of CPI and its stockholders, and CPI has all necessary power and authority with respect thereto. This Agreement and the Executed Agreements are, or when executed and delivered by CPI shall be, the valid and binding obligations of CPI, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by CPI of such of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by CPI of its respective obligations thereunder, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-Laws of CPI, (ii) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefit to CPI, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CPI is a party or by which it or any of its properties or assets may be bound and which is material to it, (iii) result in the creation or imposition any lien, claim, restriction, charge or encumbrance upon any of the material properties or assets of CPI, or (iv) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to CPI or any of its properties or assets.

            3.  Formation of the Subsidiary.  CPI owns, beneficially and of
                ---------------------------
record, all of the issued and outstanding equity of the Subsidiary. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery by the Subsidiary of this Agreement and of each Executed Agreement to which it shall be a party, the performance by the Subsidiary of its obligations under this Agreement and such Executed Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Subsidiary and CPI, and do not conflict with the Subsidiary's Certificate of Incorporation or By-Laws, and the Subsidiary has all necessary power and authority with respect thereto. This Agreement and such Executed Agreements are the valid and binding obligations of the Subsidiary enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. The Subsidiary was formed for the purpose of consummating the transactions contemplated hereby, has been capitalized by the capital contribution of $10.00 by CPI and has no other assets.

            4.  Brokers.  No agent, broker, person or firm acting on behalf of
                -------
CPI or the Subsidiary or under their authority is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby.

       4.  INTENTIONALLY OMITTED

       5.  INTENTIONALLY OMITTED

       6.  Conditions to CPI's and the Subsidiary's Obligation to Close.  The
           ------------------------------------------------------------
obligations of CPI and the Subsidiary to close under this Agreement are subject to each of the following conditions:

            1.  Agreements and Conditions.  On or before the Closing Date,
                -------------------------
Chopra and the Corporation shall have complied with and duly performed all agreements and conditions on his or its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

            2.  Representations and Warranties.  The representations and
                ------------------------------
warranties of Chopra and the Corporation contained in this Agreement, including the Schedules hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            3.  Loss, Damage or Destruction.  Between the date hereof and the
                ---------------------------
Closing Date there shall not have been loss, damage or destruction to or of any of the assets, property or business of the Corporation in excess of $25,000 in the aggregate, not fully covered by insurance, nor shall the assets, properties, business or prospects of the Corporation have been materially adversely affected in any way as a result of any fire, accident, or other casualty, war, civil strife, riot or act of God or the public enemy or otherwise.

            4.  No Legal Proceedings.  No court or governmental action or
                --------------------
proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental action or proceeding pending or threatened against or affecting the Corporation, Chopra or the Stockholders which involve a demand for any material judgment or liability, whether or not covered by insurance, and which could reasonably be expected to result in any material adverse change in the business, operations, properties or assets or in the financial condition of the Corporation.

            5.  Certificate.  CPI shall have received a certificate dated the
                -----------
Closing Date and executed by Chopra, in his capacity as the principal stockholder of the Corporation, and by an authorized officer on behalf of the Corporation to the effect that, to his knowledge, the conditions expressed in Sections 6.1, 6.2, 6.3, 6.4, 6.8 and 6.9 hereof have been fulfilled.

            6.  Consents.  CPI shall have received all consents, approvals,
                --------
waivers, authorizations, and orders ("Consents") necessary or reasonably required to effectuate this Agreement and to consummate the transactions contem-plated hereby. The Consents are listed on Schedule 6.6 hereto.

            7.  Employment Arrangements.  The employees of the Corporation
                -----------------------
listed on Schedule 6.7 hereto shall have executed and delivered Employee Letter Agreements with the Surviving Corporation in form reasonably satisfactory to CPI.

            8.  Partnership Acquisition.  The Corporation shall have completed
                -----------------------
the acquisition by it of all units of ownership interest of the Partnership pursuant to the agreement in the form of Exhibit C hereto. All obligations under any agreements or arrangements between the Partnership and the Corporation shall have been satisfied in full and all such agreements or arrangements have been terminated without further liability to the Corporation or its successors.
 There shall be no claims or liabilities of any nature whatsoever outstanding, pending or threatened against the Corporation in connection with the Partnership or the acquisition of the Partnership by the Corporation.

            9.  Dissenting Shares.  Dissenting Shares and shares of Stock for
                -----------------
which dissenter's rights under the California General Corporation Law have not been irrevocably waived or expired in accordance with the California General Corporation Law shall not constitute more than 112,998 shares representing 10% of the total number of shares of Stock outstanding on the Closing Date including Stock owned by CPI immediately prior to the Merger.

            10.  Legal Opinion.  CPI shall have received the legal opinion of
                 -------------
O'Melveny & Myers LLP, counsel to the Corporation and Chopra, substantially in the form of Exhibit D hereto.

            11.  Escrow Agreement.  CPI, the Corporation and Chopra shall have
                 ----------------
duly executed the Escrow Agreement substantially in the form of Exhibit E hereto (the "Escrow Agreement").

            12.  Capitalization.  The number of shares of Stock outstanding on
                 --------------
the Closing Date shall not be more than 1,129,983 shares and there shall be no Convertible Securities outstanding.

            13.  Resignations.  The present officers and directors of the
                 ------------
Corporation shall have resigned as of the Effective Date.

            14.  Stockholders' Agreements.  The Corporation and Chopra shall
                 ------------------------
furnish written evidence to CPI that all agreements among the Corporation, Chopra and/or the Stockholders relating to the voting or issuance of the Stock shall have been terminated with no further force or effect.

       7.  Conditions to Chopra's and the Corporation's Obligation to Close.
           ----------------------------------------------------------------
The obligations of Chopra and the Corporation to close under this Agreement are subject to each of the following conditions:

            1.  Agreements and Conditions.  On or before the Closing Date, CPI
                -------------------------
and the Subsidiary shall have complied with and duly performed all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

            2.  Representations and Warranties.  The representations and
                ------------------------------
warranties of CPI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            3.  No Legal Proceedings.  No court or governmental action or
                --------------------
proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby.

            4.  Certificate.  The Corporation and the Agent shall have received
                -----------
a certificate dated the Closing Date and executed by an authorized officer of each of CPI and the Subsidiary to the effect that the conditions expressed in Sections 7.1, 7.2 and 7.3 hereof have been fulfilled.

            5.  Legal Opinion.  The Corporation and the Agent shall have
                -------------
received the legal opinion(s) of Hertzog, Calamari & Gleason, special counsel to CPI and the Subsidiary, and/or Bert Sager, Esq., Florida counsel to CPI and the Subsidiary, substantially in the form of Exhibit F hereto.

            6.  Escrow Agreement.  CPI, the Corporation and Chopra shall have
                ----------------
duly executed the Escrow Agreement.

       8.  Indemnification.
           ---------------
            1.  Right to Indemnification.  Subject to Sections 8.3.2 and 8.3.3
                ------------------------
hereof, the Corporation and Chopra hereby, jointly and severally, agree on the one hand, to indemnify, hold harmless, pay and reimburse CPI, the Subsidiary and the Surviving Corporation, and CPI, the Subsidiary and the Surviving Corporation hereby, jointly and severally, agree, on the other hand, to indemnify, hold harmless, pay and reimburse the Corporation and Chopra from and against (i) any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement en-tered into pursuant hereto and all legal and other expenses including reasonable attorneys' fees, incurred in connection with the investigation, prosecution, or defense of the matter) (each, a "Loss" and, collectively, "Losses") sustained or incurred by any indemnified party, whether or not in connection with any third party claim, in connection with, arising out of or relating to any breach of any of the representations, warranties, agreements and covenants in this Agreement (including the Schedules attached hereto and any certificates delivered hereunder) or in any Executed Agreement, (ii) Losses arising out of or in connection with any undisclosed claims against, or obligations or liabilities of the Corporation, which, either individually or in the aggregate are of a nature which, if known on the Effective Date, would have been required to be disclosed hereunder except that this clause (ii) shall not be construed to expand the scope of the representations and warranties or agreements contained in Sections 2.17, 2.18, 2.23, 2.24 or 6.8 hereof to the extent such representations and warranties are limited to the knowledge of Chopra or the Corporation and
(iii) Losses arising out of or in connection with the failure of the Corporation to have complied with applicable state securities laws and/or regulations in issuing shares of Stock.

            2.  Procedures for Indemnification.  In the event that any claim is
                ------------------------------
asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such indemnified party (an "Indemnified Party") shall give written prompt notice thereof to the indemnifying party (an "Indemnifying Party") of such claim, action or proceeding (although the failure to give such notice shall not limit an Indemnified Party's right to indemnification unless the Indemnifying Party is prejudiced in defending such claim by such lack of notice), and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense; provided, however,
                                                              --------  -------
that the Indemnifying Party shall not settle or compromise any claim, action or proceeding without the prior written consent of the Indemnified Party which will not be unreasonably withheld or delayed; and provided, further, that no consent
                                             --------  -------
shall be necessary if the Indemnified Party shall be unconditionally released and completely reimbursed for all Losses in respect of such claim. No claim will be subject to indemnification which is not asserted prior to the expiration of the Survival Period (as defined in Section 8.4 hereof). Subject to Section
9.17 hereof, after the Effective Date, Chopra and Swadesh Chopra are hereby ap-pointed and shall act as agents for the Corporation and the Stockholders for purposes of responding to indemnification claims by CPI and coordinating the legal defense thereof if, in Chopra's or Swadesh Chopra's judgment it is desirable and appropriate to assume such defense.

            3.  Limitations on Indemnification; Escrow.
                --------------------------------------
                 1. Notwithstanding anything to the contrary contained in this Agreement, no claim for indemnification under Section 8.1 hereof, may be brought by an Indemnified Party unless the Losses against which indemnification is sought shall individually or in the aggregate exceed $25,000 (the "Minimum Indemnification Amount"), in which case the Indemnifying Party may seek indemnification for all of such Losses including Losses up to the Minimum Indemnification Amount.

                 2. CPI and the Subsidiary acknowledge and agree that indemnification for Losses arising out of breaches of representations and warranties made by the Corporation or Chopra in this Agreement shall, subject to Sections 8.3.3 and 8.3.4 hereof, be limited to $563,465 representing five (5%) percent of the aggregate Merger Consideration which would otherwise be payable for the Stock pursuant to this Agreement without regard to (i) any adjustment pursuant to Section 1.9 hereof, or (ii) any amounts paid in respect of Dissenting Shares (the "Maximum Indemnification Amount"). The Maximum Indemni-fication Amount shall be deposited in escrow in accordance with clause (i) of
Section 8.3.4 hereof and the indemnification obligations of the Corporation and Chopra after the Closing Date under Section 8.1 hereof, subject to Sections
8.3.3 and 8.3.4 hereof, shall be satisfied solely from such escrowed funds; provided, however, that nothing contained herein shall constitute a waiver by
--------  -------
CPI or the Subsidiary or as a limitation of any of their rights or remedies against Chopra or the Corporation based on fraud.

                 3. In addition to the indemnification obligations of the Corporation and Chopra pursuant to Section 8.1 hereof and of Chopra pursuant to
Section 8.3.4 hereof and notwithstanding anything contained herein to the contrary, Chopra agrees to indemnify, hold harmless, pay and reimburse CPI, the Subsidiary and the Surviving Corporation for all Losses actually incurred by CPI, the Subsidiary and the Surviving Corporation to the extent such Losses were caused by fraud and/or "Intentional Misrepresentation" by Chopra up to the amount of the Merger Consideration payable to Chopra hereunder. Indemnification obligations under this Section 8.3.3 shall be satisfied first from the funds held in escrow pursuant to clause (i) of Section 8.3.4 hereof to the extent available. For purposes of this Agreement, "Intentional Misrepresentation" by Chopra shall mean a willful and intentional misrepresentation of any of the matters contained herein by Chopra involving a present, conscious understanding of the misrepresentation by him and an actual intent not to disclose notwithstanding such understanding. In determining whether an Intentional Misrepresentation occurred, Chopra shall not be deemed responsible for any other person's knowledge or intent nor shall there be any constructive or imputed knowledge.

                 4. Chopra and the Corporation agree that on the Effective Date CPI shall deduct from the aggregate Merger Consideration to be paid for the Stock (i) the Maximum Indemnification Amount and (ii) $390,000 solely to be used to pay the Adjustment Amount, if any, and all or a portion of the balance of which (if any, after payment of the Adjustment Amount, if any) may subsequently be used to fund the custodial account as provided in the Escrow Agreement. CPI shall deposit such funds with the escrow agent to be held, invested and disbursed in accordance with the terms of the Escrow Agreement. Notwithstanding anything contained herein to the contrary, in the event that the Adjustment Amount payable to CPI exceeds $390,000, Chopra agrees to unconditionally indemnify and pay CPI the amount of such excess promptly after receipt by Chopra of a written demand by CPI therefor; provided, however, that nothing contained
                                     --------  -------
herein shall be deemed to operate as a limitation or waiver of Chopra's right to seek contribution from the Stockholders for any amounts paid by Chopra to CPI pursuant to this Section 8.3.4 and any distribution by the escrow agent to Chopra and the Stockholders of the funds representing the Maximum Indemnifi-cation Amount (after payment to CPI for all Losses) shall first be distributed to Chopra to reimburse him for any amounts so paid. In no event shall any party be entitled to duplicative recovery of its damages hereunder or under applicable law arising from the same underlying facts or harm. Notwithstanding the payment of the Adjustment Amount, the indemnification obligations of the Corporation and Chopra in Sections 8.1, 8.3.3 and 8.3.4 hereof shall remain in full force and effect without modification or diminution thereof.

                 8.3.5. In the event that any funds reserved to pay the Adjustment Amount are remaining for distribution to the Stockholders, $100,000 of such funds (or such lesser amount as is remaining for distribution to the Stockholders from the the funds reserved to pay the Adjustment Amount) shall be placed in a custodial account (the "Stockholder Expense Fund") and may be used only for the purpose of paying expenses of the Stockholders (including Chopra) in connection with this transaction, including, without limitation, expenses incurred in reviewing, resolving or disputing any claim for indemnification made against the funds held in escrow. CPI and Chopra agree to promptly give any necessary instructions to the escrow agent to cause such funds to be placed in the custodial account. At such time as all of the escrowed funds have been distributed to the Stockholders and/or CPI, any amounts remaining in the Stockholder Expense Fund shall be distributed to the Stockholders (including Chopra), pro rata. Chopra and/or Swadesh Chopra are hereby appointed as agents for the Stockholders in dealing with the Stockholder Expense Fund and shall have the power and authority to disburse, invest and distribute the Stockholder Expense Fund as they or either of them determines, in their sole discretion, subject only to the limitations contained in this Section 8.3.5.

            4.  Survival of Representations.  The parties hereto agree that the
                ---------------------------
representations and warranties contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transac-tions contemplated hereby shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any investigation or audit made by any party hereto for a period of 12 months from the Effective Date (the "Survival Period").

            8.5  Special Indemnification. Without regard to any other provision
                 -----------------------
of this Agreement, in the event that any claim is asserted or any legal action is instituted against the Corporation (including, in this Section, the Surviving Corporation) by or on behalf of Dr. Subhash Vatave ("Vatave") relating to facts or events occurring at or prior to the Effective Date, the following provisions of this Section 8.5 will apply.

                 8.5.1. Any Losses sustained or incurred in connection with a claim or action involving the assertion by Vatave of dissenter's rights under the California General Corporation Law will be borne by the Surviving Corporation, and Chopra and the Stockholders shall have no liability therefor whatsoever.

                 8.5.2. Any Losses sustained or incurred in connection with any claim or action not subject to Section 8.5.1 asserted by Vatave against the Corporation or CPI relating to facts or events occuring at or prior to the Effective Date (a "Vatave Claim") shall be allocated among CPI and Chopra as follows: Chopra shall bear the first $50,000 of such Losses; CPI shall bear the next $50,000 of such Losses; thereafter, any Losses shall be borne 50% by Chopra and 50% by CPI. Each of Chopra and CPI agree to promptly pay and disburse money to each other and/or such third parties as is necessary to give effect to this allocation of Losses.

                 8.5.3. The Corporation, CPI and Chopra agree to cooperate and assist each other in the defense of any Vatave Claim. Upon receipt of any Vatave Claim, the Corporation will promptly give written notice thereof to Chopra. Chopra shall have the sole right to control the defense of a Vatave Claim and may select counsel (who shall be reasonably satisfactory to CPI) to investigate, defend and respond to (including asserting counterclaims) any Vatave Claim. CPI acknowleges that O'Melveny & Myers LLP is satisfactory counsel. (Unless there is a conflict between Chopra individually and the Corporation, Chopra shall also be entitled to employ O'Melveny & Myers LLP to represent him personally in any dispute with Vatave.) CPI may join in and participate in the defense of any such Vatave Claim at its own cost and expense.
 Chopra shall have the sole right to settle or compromise any Vatave Claim if the Corporation is unconditionally released and completely reimbursed for all Losses resulting therefrom. In the event that any proposed compromise or settlement of a Vatave Claim involves Losses exceeding $50,000, Chopra may compromise or settle such Vatave Claim only with the prior written consent of CPI, which shall not be unreasonably withheld or delayed.

                 8.5.4. Chopra hereby waives any and all right to indemnification from the Corporation in his capacity as a director and officer of the Corporation in respect of any Vatave Claim. The risk of Loss with respect to a Vatave Claim will be allocated solely as provided in this Section 8.5.

                 8.5.5. In the event that Losses are incurred in respect of a Vatave Claim, whether such Losses relate to investigation, costs of defense and or settlement, no allocation or apportionment of such Losses will be made to Chopra individually merely because such Losses also benefitted Chopra individually. By way of illustration and without limitation, if Chopra is a co-defendant with the Corporation in a lawsuit relating to a Vatave Claim, amounts expended by the parties hereto in defending such lawsuit which result in a dismissal of all claims, including claims against Chopra which share common facts or attributes, will not be apportioned to Chopra, but will instead be allocated as provided in Section 8.5.2. If, however, claims are made against Chopra which do not share common facts or legal defenses with Vatave Claims, any costs of defending such claims against Chopra will be separately borne by Chopra and will not be included in Losses allocated as provided in Section 8.5.2.

       9.  Miscellaneous Provisions.
           ------------------------
            1.  Public Announcements.  The Corporation, Chopra, on the one hand
                --------------------
and CPI on the other hand agree that they will consult the other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, subject to the disclosure requirements of CPI under Federal securities law or pursuant to any listing agreement to which CPI is a party or is subject.

            2.  Notification.  Each party hereto shall give the other party or
                ------------
parties hereto prompt written notice of (i) the existence of any fact or the occurrence of any event which constitutes, or with the giving of notice or the passage of time or both would constitute, a breach of any representation or warranty of the party giving such notice made herein or pursuant hereto and (ii) the taking of any action by the party giving such notice that would breach or violate, or constitute a default under, any agreement or covenant of such party made herein or pursuant hereto. The giving of any such notice shall not affect, modify or limit in any way any representation, warranty, agreement or covenant of the parties made herein or pursuant hereto.

            3.  Noncompetition; Nonsolicitation; Confidentiality.
                ------------------------------------------------
                 1. During the 24-month period commencing on the Closing Date (the "Restricted Period"), Chopra shall not, unless he receives the prior written consent of CPI, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes within the United States with the business of the Surviving Corporation as conducted on the Effective Date; provided, however, that this Section 9.3.1 shall not proscribe
                --------  -------
Chopra's ownership, either directly or indirectly, of less than five (5%) percent of any issue of stock or securities of any company or business entity which has any class of securities listed on a national securities exchange or quoted on The Nasdaq Stock Market.

                 2. During the Restricted Period, Chopra shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Surviving Corpo-ration), solicit or endeavor to entice away from the Surviving Corporation, or otherwise interfere with the relationship of the Surviving Corporation with, any person who is employed by or otherwise engaged to perform services for the Surviving Corporation (including, but not limited to, any independent sales representatives or organizations) or any person or entity who is, or was within the 12-month period prior to such proscribed act, a customer or supplier of the Surviving Corporation.

                 3. Following the Closing Date, Chopra shall hold in strict confidence and not use for the benefit of Chopra or any other person or entity, all proprietary information relating to the business of the Corporation or its business, including policies, operational methods, customer lists, marketing plans or strategies, product development techniques or plans, methods of manufacture, technical processes, design projects, inventions and research projects and Chopra shall not disclose them to others; provided, however, that
                                                       --------  -------
the foregoing restrictions shall not apply to any information that is part of or becomes part of the public domain by publication or otherwise through no action of Chopra or that is obtained by Chopra from a third party that has the legal right to disclose such information or that Chopra is required in connection with any legal process or procedure to disclose.

                 4. Chopra acknowledges and agrees that the covenants contained in this Section 9.3 by Chopra are unique and of extraordinary character and in the event of the breach by Chopra of the terms of this Section 9.3, CPI and/or the Surviving Corporation shall be entitled, if they so elect, to institute and prosecute proceedings, subject to Section 9.9 hereof, in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of the terms and provisions hereunder, to enforce the specific performance by Chopra of the covenants in this Section 9.3 and to enjoin him from performing services for any other party in violation of this Agreement or otherwise acting in violation of this Agreement. The remedies mentioned specifically herein are in addition to those otherwise available, at law or in equity, to CPI or the Surviving Corporation, and the enumeration of remedies herein shall not be con-strued to prevent CPI and/or the Surviving Corporation, as they may elect, from invoking any such additional remedies in the event of any breach or threatened breach hereof by Chopra.

            4.  Execution in Counterparts.  This Agreement may be executed in
                -------------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            5.  Notices.  All notices, requests, demands and other
                -------
communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given when delivered by hand, sent via facsimile, or posted in the United States mail by registered or certified mail with postage pre-paid, return receipt requested, (i) if to CPI or the Subsidiary, to Computer Products, Inc., 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, Attention: Richard J. Thompson, Vice President/Finance, Chief Financial Officer, with a copy to Stephen A. Ollendorff, Esq. and Stephen
R. Connoni, Esq., at Hertzog, Calamari & Gleason, 100 Park Avenue, New York, NY 10017; and (ii) if to Chopra or the Corporation, to 6351 Sattes Drive, Rancho
Palos Verdes, California 90275, Attention: Jagdish C. Chopra, with a copy to O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071-2899, Attention: D. Stephen Antion, Esq., or to such other addresses as shall be specified by like notice to the other parties.

            6.  Amendments.  This Agreement may be amended or modified at any
                ----------
time prior to the Closing Date, but only by a written instrument executed by all of the parties hereto.

            7.  Entire Agreement.  This Agreement (together with the other
                ----------------
agreements, instruments and documents delivered pursuant hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

            8.  Applicable Law.  This Agreement and the legal relations among
                --------------
the parties hereto shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be wholly performed therein.

            9.  Arbitration. Any controversy, dispute or claim arising out of or
                -----------
relating to this Agreement or the breach hereof which cannot be settled by mutual agreement shall be finally settled by arbitration as follows: Any party who is aggrieved shall deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice shall be submitted to arbitration in Los Angeles, California, to the AAA. Arbitration shall be by a panel of three arbitrators with each of CPI, on the one hand, and Chopra and/or the Corporation, on the other hand, who or which is a party to the dispute, appointing one arbitrator and the third appointed by the two so appointed. Appointment shall be within thirty (30) days of the demand for arbitration. If within the 30-day period following the demand for arbitration a party shall fail to choose an arbitrator, then, at the request of the other party, an arbitrator shall be chosen by the AAA. The arbitrators may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrators on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. The parties agree to execute such joint written instructions to the escrow agent as shall be necessary to give effect to any such decision by the arbitrators and that any party seeking to enforce such agreement in a court of competent jurisdiction shall be entitled to specific performance thereof. The fees of the arbitrators and the reasonable attorneys' fees and expenses of the parties shall be borne by the non-prevailing party or parties in the arbitration. The parties agree that this Section is intended to facilitate the rapid and inexpensive resolution of any disputes between them with respect to this Agreement, and that this Section shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law or any listing agreement to which CPI is a party or is subject, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

            10.  Termination.  This Agreement may be terminated at any time
                 -----------
prior to the Closing Date by any of the following:

                 (i)  By mutual written agreement of CPI and the Corporation;

                 (ii) By either CPI or the Corporation, if the Closing has not occurred by September 30, 1996, upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the principal reason for the Closing's failure to occur;

                 (ii) Subject to the provisions of Section 9.11 hereof, by CPI, by written notice to the Corporation, if there has been a material violation or breach of any of Chopra's or the Corporation's covenants or agreements made herein or in connection herewith or if any representation or warranty of Chopra or the Corporation made herein or in connection herewith proves to be materially inaccurate or misleading; or

                 (iii) Subject to the provisions of Section 9.11 hereof, by Chopra, by written notice to CPI, if there has been a material violation or breach of any of CPI's covenants or agreements made herein or in connection herewith or if any representation or warranty of CPI made herein or in connection herewith proves to be materially inaccurate or misleading.

            11.  Effects of Termination.  If this Agreement is terminated as
                 ----------------------
provided in Section 9.10 hereof, then this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto (or any of their respective stockholders, officers, directors or employees), except based upon the agreements regarding public announcements contained in
Section 9.1 hereof; provided, however, that if CPI terminates this Agreement
                    --------  -------
pursuant to Section 9.10(iii) hereof, or Chopra terminates this Agreement pursuant to Section 9.10(iv) hereof, the non-terminating party shall remain liable for any breach hereof.

            12.  Headings.  The headings contained herein are for the sole
                 --------
purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agree-ment.

            13.  Fees and Disbursements.  CPI shall pay its own expenses, and
                 ----------------------
the fees and disbursements of the counsel, accountants or auditors retained by it in connection with the preparation, execution and delivery of this Agreement ("Transaction Costs"). The Corporation shall pay Transaction Costs incurred by it and/or, to the extent legally permissible, Chopra, up to $100,000. Chopra (and not the Corporation) shall pay Transaction Costs incurred by the Corporation and Chopra in excess of $100,000 and such obligation shall not be subject to the limitations set forth in Section 8.3 hereof. Nothing contained herein shall operate as a waiver of Chopra's right to seek contribution from the Stockholders.

            14.  Transfer Taxes.  Any Taxes in the nature of a sales or transfer
                 --------------
tax (including any realty transfer tax or realty gains transfer tax), and any stock transfer tax, payable on the sale or transfer of all or any portion of the Stock or the consummation of any other transaction contemplated hereby shall be paid by Chopra (and not the Corporation).

            15.  Assignment.  This Agreement may not be assigned by any party
                 ----------
hereto without the prior written consent of the other parties hereto.

            16.  Binding Effect; Benefits.  This Agreement shall inure to the
                 ------------------------
benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            17.  Appointment of Agent.  Chopra and/or Swadesh Chopra shall give
                 --------------------
CPI 20 days prior written notice of his or her inability or unwillingness to serve as agent pursuant to Sections 1.9.2, 8.2 and/or 8.3.5 hereof. If Chopra and/or Swadesh Chopra are unable or unwilling to act as agent pursuant to Sections 1.9.2, 8.2 and/or 8.3.5 hereof, a majority in interest of the Stockholders shall be entitled to appoint a substitute agent(s) for such purpose. Chopra, Swadesh Chopra or any substitute agent shall have no liability to the Stockholders in acting as agent except for actions taken by any such agent not in good faith.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                COMPUTER PRODUCTS, INC.


                                By:  Richard J. Thompson
                                    --------------------
                                     Richard J. Thompson
                                     Vice President


                                By:  Stephen A. Ollendorff
                                    ----------------------
                                     Stephen A. Ollendorff
                                     Assistant Secretary


                                JPS ACQUISITION CORP.


                                By:  Richard J. Thompson
                                    --------------------
                                     Richard J. Thompson
                                     Vice President


                                By:  Stephen A. Ollendorff
                                    ----------------------
                                     Stephen A. Ollendorff
                                     Assistant Secretary


                                JETA POWER SYSTEMS, INC.

                                By:  Jagdish C. Chopra
                                   -------------------
                                     Jagdish C. Chopra
                                     President

                                By:  Swadesh Chopra
                                    ---------------
                                     Swadesh Chopra
                                     Secretary

                                 Jagdish C. Chopra
                                ------------------